Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ballantyne of Omaha, Inc.:

We consent to the use of our reports dated April 1, 2008, with respect to the consolidated balance sheets of Ballantyne of Omaha, Inc. and subsidiaries (the Company) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule II, and the effectiveness of internal control over financial reporting as of December 31, 2007, incorporated by reference herein.

Our report on the effectiveness of internal control over financial reporting as of December 31, 2007 contains an explanatory paragraph that states Ballantyne of Omaha, Inc. acquired Marcel Desrochers, Inc. during 2007, and management excluded from its assessment of the effectiveness of Ballantyne of Omaha, Inc.’s internal control over financial reporting as of December 31, 2007, Marcel Desrochers, Inc.’s internal control over financial reporting associated with total assets of $5.8 million and total revenues of $1.0 million included in the consolidated financial statements of Ballantyne of Omaha, Inc. and subsidiaries as of and for the year ended December 31, 2007.  Our audit of internal control over financial reporting of Ballantyne of Omaha, Inc. also excluded an evaluation of the internal control over financial reporting of Marcel Desrochers, Inc.

Our report on the consolidated balance sheets of Ballantyne of Omaha, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule II refers to the Company’s adoption of the fair value method of accounting for stock-based compensation as required by Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006 and the adoption of the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006.

/s/ KPMG LLP

Omaha, Nebraska
September 8, 2008